UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009 (October 27, 2009)

KEY ENERGY SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-8038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 713/651-4300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 27, 2009, Key Energy Services, Inc., a Maryland corporation (the “Company”) entered into Amendment No. 1 to Credit Agreement (the “Amendment”) among the Company, each lender from time to time party to the Credit Agreement (defined below), Bank of America, N.A., as Paying Agent, Co-Administrative Agent, Swing Line Lender and L/C Issuer, and Wells Fargo Bank, National Association, as Co-Administrative Agent, Swing Line Lender and L/C Issuer. The Amendment, which is effective as of October 27, 2009, amends certain provisions of the Company’s credit agreement, dated as of November 29, 2007 (together with all annexes, exhibits and schedules thereto, the “Credit Agreement”), which provides for a $400.0 million senior secured credit facility (the “Senior Secured Credit Facility”) consisting of a revolving credit facility, letter of credit sub-facility and swing line facility, all maturing no later than November 29, 2012.

Among other changes, the Amendment reduced the total commitments under the credit facility from $400.0 million to $300.0 million, effected by a pro rata reduction to the commitment of each lender under the facility. The pre-Amendment $400.0 million total does not take into account approximately $29.4 million of unfunded commitments of Lehman Commercial Paper, Inc. (“LCPI”), a former member of the syndicate of banks under the Senior Secured Credit Facility. On September 15, 2008, LCPI’s parent company, Lehman Brothers Holdings Inc., filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. LCPI’s portion of the total commitments under the Senior Secured Credit Facility was approximately 11%, and, immediately after the execution of the Amendment, LCPI assigned to UBS Loan Finance LLC its commitment and outstanding loan amount under the Senior Secured Credit Facility. Therefore, the full $300.0 million in commitments under the amended facility will be available for borrowing.

After giving effect to the Amendment, the interest rate per annum applicable to the Senior Secured Credit Facility is, at the Company’s option (i) LIBOR plus the applicable margin or, (ii) the base rate (defined as the higher of (x) Bank of America’s prime rate and (y) the Federal Funds rate plus 0.5%), plus the applicable margin. The Amendment increased the applicable margin for LIBOR loans from a range of 150 to 200 basis points to a range of 350 to 450 basis points, and increased the applicable margin for base rate loans from a range of 50 to 100 basis points to a range of 250 to 350 basis points, depending upon the Company’s consolidated leverage ratio. Unused commitment fees were also increased from a range of 0.30% to 0.50% to a range of 0.50% to 0.75%, depending upon the Company’s consolidated leverage ratio. The Company expects to pay fees totaling approximately $2.5 million in connection with the closing of the Amendment, which consist of legal, administrative, closing and other fees.

The Amendment also modifies the Senior Secured Credit Facility by, among other things:

•	removing the requirement that the Company maintain a consolidated leverage ratio of total funded debt to trailing four quarters earnings before interest, tax, depreciation and amortization (as calculated pursuant to the terms of the Senior Secured Credit Facility, “EBITDA”) of no more than 3.50 to 1.00 and replacing it with the following two requirements: (i) that the Company’s consolidated funded indebtedness be no greater than 45% of the Company’s adjusted total capitalization, and (ii) that the Company’s senior secured leverage ratio of senior secured funded debt to trailing four quarters EBITDA be no greater than (A) 2.50 to 1.00 for the fiscal quarter ended September 30, 2009 through and including the fiscal quarter ending September 30, 2010 and, (B) thereafter, 2.00 to 1.00;

•	amending the requirement that the Company maintain a consolidated interest coverage ratio of trailing four quarters EBITDA to interest expense of at least 3.00 to 1.00 by changing the minimum required ratio to the following amounts during each corresponding period:

from the fiscal quarter ended September 30, 2009 through and including the fiscal quarter ending June 30, 2010	1.75 to 1.00

for the fiscal quarter ending September 30, 2010	2.00 to 1.00

for the fiscal quarter ending December 31, 2010	2.50 to 1.00

thereafter	3.00 to 1.00;

•	amending the $250.0 million per fiscal year capital expenditures limitation by (i) making the requirement inapplicable to foreign subsidiaries of the Company that are not wholly-owned, (ii) if the Company’s consolidated leverage ratio of total funded debt to trailing four quarters EBITDA is greater than 3.50 to 1.00, reducing the amount of capital expenditures that may be made to $135.0 million during fiscal year 2009 and $120.0 million during each subsequent fiscal year, (iii) allowing, subject to certain restrictions, carry over of a portion of unused amounts from prior fiscal years, (iv) allowing an increase based on net cash proceeds received by the Company after October 27, 2009 in connection with the issuance or sale of equity interests or the incurrence or issuance of certain unsecured debt securities, and (v) allowing amounts to be added back to the annual limitation if capital expenditures are made for assets that the Company or a guarantor later sells to a foreign subsidiary or joint venture, to the extent of any cash or promissory note received from the foreign subsidiary or joint venture in connection with such sale;

•	amending the negative covenant related to acquisitions to permit acquisitions that either (i) are completed for equity consideration, without regard to leverage, or (ii) are completed for cash consideration, but only (A) if the consolidated leverage ratio of total funded debt to trailing four quarters EBITDA 2.75 to 1.00 or less, (x) there is an aggregate amount of $25.0 million in unused credit commitments under the facility and (y) the Company is in pro forma compliance with the financial covenants contained in the Senior Secured Credit Facility, and (B) if the consolidated leverage ratio of total funded debt to trailing four quarters EBITDA is greater than 2.75 to 1.00, in addition to the requirements in subclauses (x) and (y) of clause (A) above, the cash amount paid with respect to acquisitions is limited to $25.0 million per fiscal year (subject to potential increase using amounts then available for capital expenditures and any net cash proceeds received by the Company after October 27, 2009 in connection with the issuance or sale of equity interests or the incurrence or issuance of certain unsecured debt securities that are identified as being used for such purpose);

•	increasing the basket for amounts that may be invested, after October 27, 2009, in foreign subsidiaries (including by way of loans made by the Company and its domestic subsidiaries to foreign subsidiaries and guaranties made by the Company and its domestic subsidiaries of debt of foreign subsidiaries) to $75.0 million during any fiscal year or an aggregate amount equal to (i) the greater of $200.0 million or 25% of the Company’s consolidated net worth, plus (ii) any net cash proceeds received by the Company since October 27, 2009, in connection with the issuance or sale of equity interests or the incurrence of certain unsecured debt securities that are identified as being used for such purpose;

•	amending the negative covenant related to permitted unsecured indebtedness that has no maturity earlier than twelve months after November 29, 2012, that does not require scheduled payments of principal prior to maturity and is subject to covenants no more onerous than those contained in the Senior Secured Credit Facility, to provide that if the consolidated leverage ratio of total funded debt to trailing four quarters EBITDA is greater than 3.50 to 1.00, or if the Company would not be in pro forma compliance with the consolidated interest coverage ratio described in the second bullet point listed above, the amount of such permitted unsecured indebtedness incurred after October 27, 2009, may not exceed $100.0 million;

•	amending the negative covenant related to share repurchases to allow such repurchases in an aggregate amount of up to $200.0 million only if (i) the Company’s consolidated funded indebtedness to total capitalization is less than 50% and (ii) the Company’s consolidated leverage ratio of total funded debt to trailing four quarters EBITDA is not greater than 2.00 to 1.00;

•	amending the limitation on the ability of the Company and domestic subsidiaries to have assets located outside the United States to allow assets (other than equity interests) outside the United States with a book value (exclusive of assets located outside the United States on October 27, 2009) of up to the greater of (i) $150.0 million or (ii) 17.5% of the Company’s consolidated net worth; and

•	amending the events of default provisions to provide that the insolvency or bankruptcy of an insignificant foreign subsidiary (as defined in the Amendment) is not an event of default under the Senior Secured Credit Facility.

Except as amended by the Amendment, the Senior Secured Credit Facility remains in full force and effect as originally executed, and the Company is subject to the various other affirmative and negative covenants included in the Senior Secured Credit Facility, as amended, including without limitation restrictions related to (i) liens; (ii) debt, guarantees and other contingent obligations; (iii) mergers and consolidations; (iv) sales, transfers and other dispositions of property or assets; (v) loans, acquisitions, joint ventures and other investments; (vi) dividends and other distributions to, and redemptions and repurchases from, equity holders; (vii) prepaying, redeeming or repurchasing the Company’s 8.375% senior notes (the “Senior Notes”) or other unsecured debt incurred pursuant to the sixth bullet point listed above; (viii) granting negative pledges other than to the lenders; (ix) changes in the nature of the Company’s business; (x) amending organizational documents, or amending or otherwise modifying any debt if such amendment or modification would have a material adverse effect, or amending the Senior Notes or any other unsecured debt incurred pursuant to the sixth bullet point listed above if the effect of such amendment is to shorten the maturity of the Senior Notes or such other unsecured debt; and (xi) changes in accounting policies or reporting practices; in each of the foregoing cases, with certain exceptions.

The Company may prepay the borrowings under the Senior Secured Credit Facility in whole or in part at any time without premium or penalty, subject to its obligation to reimburse the lenders for breakage and redeployment costs.

The description of the Senior Secured Credit Facility and the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 30, 2007, and the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.02. Results of Operations and Financial Condition

On October 28, 2009, the Company issued a press release announcing its results for the quarter ended September 30, 2009 and the Amendment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference. The information contained in this Item 2.02 (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 with respect to the Senior Secured Credit Facility and the Amendment is incorporated under this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Don D. Weinheimer has accepted the position of Senior Vice President, Production Services of the Company, effective November 1, 2009. Mr. Weinheimer, age 50, joined the Company on October 2, 2006 as Senior Vice President of Business Development, Technology and Strategic Planning (as of October 1, 2008, his title changed to Senior Vice President of Product Development, Strategic Planning and Quality). He will continue to serve in that capacity until his promotion to Senior Vice President, Production Services becomes effective on November 1, 2009. Prior to joining the Company, Mr. Weinheimer served as Vice President of Technology Globalization within Halliburton’s Energy Services Group from July 2006 to October 2006 and as Vice President of Innovation and Marketing in Halliburton’s Production Optimization Division from July 2004 to June 2006. Prior to that, Mr. Weinheimer served in various capacities within Halliburton and divisions of Halliburton since 1981. Mr. Weinheimer has over 27 years of industry experience, including international operational and business development experience in both the Middle East and Algeria. Mr. Weinheimer holds a BS degree in Agricultural Engineering from Texas A&M University. Mr. Weinheimer does not have an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Weinheimer’s appointment to Senior Vice President, Production Services, his annual compensation will be increased, effective November 1, 2009, from $262,500 to $275,625 per year. However, his salary will continue to be reduced by 5% under the Company’s temporary pay reduction program implemented in response to the current economic downturn. After giving effect to the 5% reduction, his reduced annual salary is currently $249,375 and will be increased on November 1, 2009 to approximately $261,844. In addition, the Compensation Committee of the Company’s Board of Directors approved a grant to Mr. Weinheimer, in connection with his promotion, of 5,000 shares of restricted stock granted effective November 1, 2009. The restricted stock will vest in annual installments over three years under the terms of the Key Energy Services, Inc. 2007 Equity and Cash Incentive Plan.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1 Amendment No. 1 to Credit Agreement, dated as of October 27, 2009, among Key Energy Services, Inc., each lender from time to time party thereto, Bank of America, N.A., as Paying Agent, Co-Administrative Agent, Swing Line Lender and L/C Issuer, and Wells Fargo Bank, National Association, as Co-Administrative Agent, Swing Line Lender and L/C Issuer.

99.1 Press release dated October 28, 2009 reporting results for the quarter ended September 30, 2009 and the credit facility amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: October 28, 2009

By:   /s/ KIMBERLY R. FRYE

Kimberly R. Frye
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 1 to Credit Agreement, dated as of October 27, 2009, among Key Energy Services, Inc., each lender from time to time party thereto, Bank of America, N.A., as Paying Agent, Co-Administrative Agent, Swing Line Lender and L/C Issuer, and Wells Fargo Bank, National Association, as Co-Administrative Agent, Swing Line Lender and L/C Issuer.
99.1	Press release dated October 28, 2009 reporting results for the quarter ended September 30, 2009 and the credit facility amendment.